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                                                           Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


    We consent to the incorporation by reference in this Registration Statement of Einstein/Noah Bagel Corp. on Form S-8 of our report dated May 7, 1996 on the consolidated financial statements of Noah's New York Bagels, Inc. as of December 31, 1994 and December 30, 1995 and for each of the three fiscal years in the period ended December 30, 1995 appearing in the Registration Statement No. 333-04725 of Einstein/Noah Bagel Corp.

    DELOITTE & TOUCHE LLP

    /s/ Deloitte & Touche LLP


    San Francisco, California
    August 29, 1996